SEVENTH AMENDMENT

TO

FOREIGN CUSTODY MANAGER AGREEMENT

This Amendment (“Amendment”) is made as of 15th March, 2023 (“Effective Date”), by and among the undersigned trusts on behalf of the series listed at Annex I (each, a “Fund” and together, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.

Certain of the Funds and BNY Mellon are parties to a Foreign Custody Manager Agreement dated as of January 18, 2019, as amended (the “Agreement”), relating to BNY Mellon’s provision of services to certain of the Funds.

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made part of this Amendment.

TERMS:

In consideration of the mutual agreements contained herein, the parties hereby agree as follows:

1.	Annex I to the Agreement is hereby deleted and replaced in its entirety with Annex A attached hereto.

2.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representatives designated below as of the day and year first above written.

THE BANK OF NEW YORK MELLON

By:	/s/ Nicole Fouron
Name:	Nicole Fouron
Title:	Managing Director

COLUMBIA ETF TRUST I

By:	/s/ Marybeth Pilat
Name:	Managing Pilat
Title:	Treasurer

COLUMBIA ETF TRUST II

By:	/s/ Marybeth Pilat
Name:	Marybeth Pilat
Title:	Treasurer

ANNEX I

(as of 15th March, 2023)

Columbia ETF Trust I

Fund Name	Tax Identification
Columbia Diversified Fixed Income Allocation ETF: DIAL	82-2166114
Columbia International ESG Equity Income ETF: ESGN	81-2176094
Columbia Multi-Sector Municipal Income ETF: MUST	82-5504769
Columbia Research Enhanced Core ETF: RECS	84-2473155
Columbia Research Enhanced Real Estate ETF: CRED	92-2626172
Columbia Research Enhanced Value ETF: REVS	84-2479594
Columbia Short Duration Bond ETF: SBND	87-2157246
Columbia Seligman Semiconductor and Technology ETF: SEMI	87-4513809
Columbia U.S. ESG Equity Income ETF: ESGS	81-2136386

Columbia ETF Trust II

Fund Name	Tax Identification
Columbia EM Core ex-China ETF: XCEM	32-0469071
Columbia Emerging Markets Consumer ETF: ECON	27-1929340
Columbia India Consumer ETF: INCO	27-5301395